Exhibit 99.1

Beam Global Appoints Former Nuclear Navy Officer as COO

SAN DIEGO, CA – January 30, 2024 – Beam Global, (Nasdaq: BEEM, BEEMW), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation and energy security, announced that former Nuclear Navy Officer Mark Myers has joined the Beam Global executive team as chief operating officer (COO).

Mr. Myers is a proven manufacturing and operations executive with over 20 years of experience leading lean transformations in design, manufacturing and logistics. He has a track record in scaling high-growth organizations with strong gains in efficiency while expanding and adding manufacturing facilities and entering new geographies. Previous senior management experience includes Thyssenkrupp Automotive, General Atomics, McKinsey & Co. and a leadership role as an officer in the United States Nuclear Navy. He has built and led teams of 200+ personnel and managed large-scale commercial and government projects with budgets of over $100 million.

“Mark‘s discipline in building and scaling lean manufacturing and operation organizations is perfectly suited and timed for our geographic and product expansion combined with our growth trajectory,” said Beam Global CEO Desmond Wheatley. “We now have three manufacturing facilities and hundreds of employees internationally. I believe his focus, experience and leadership can make a significant and sustainable impact on our profitability, efficiency, safety and quality. On a personal note, as someone who went to sea as a young man, I am delighted to have a tried and tested U.S. Navy officer working by my side and providing operational leadership to grow this fantastic company.”

The COO role has not previously been filled at Beam Global, however the Company has grown significantly in sales volume, product scope and geographic footprint making the benefits of an experienced operations leader evident. With engineering and manufacturing facilities in San Diego, Chicago and Europe, the COO will focus on profitability through process improvement, best practice standardization and unification of engineering, purchasing, transportation and administration resulting in significant opportunities for cost reduction and increased operating leverage.

“I am excited to expand, unify and refine Beam Global’s manufacturing and operations capabilities to support the mission of executing on our plan. I am impressed by the drive and passion of the Beam Team,” said Mark Myers, COO at Beam Global. “I will be laser focused on safety, quality, efficiency and profitability, and look forward to what we can achieve together in the near, mid and long-term future.”

Mr. Myers holds a Master of Science in Executive Leadership from the University of San Diego, a Master of Science in Engineering Management from Old Dominion University in Norfolk, VA and a Bachelor of Science in Naval Architecture and Marine Engineering from the Webb Institute in Glen Cove, NY. His distinguished naval career includes accolades and certifications in naval nuclear power, advanced system testing, field operations, Department of Defense engineering programs and a Highest Merit Prize in academic coursework.

About Beam Global

Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage and vital energy security. With operations in the U.S. and Europe, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, save time and money and protect the environment. Headquartered in San Diego with facilities in Chicago, Belgrade and Kraljevo, Beam Global has a deep patent portfolio and is listed on Nasdaq under the symbols BEEM and BEEMW. For more information visit BeamForAll.com, LinkedIn, YouTube and X (formerly Twitter).

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Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations, including, but not limited to the following statements: statements regarding the acquisition of Amiga, its expected benefits, and the anticipated future financial performance as a result of the acquisition. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global's actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

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